Exhibit 5(f)
                                    FORM OF
                 DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
                     SERVICE II SHARES OF JANUS ASPEN SERIES
                              (for Qualified Plans)

     This Agreement is made as of __________________, by and between Janus Distributors, Inc. (the "Distributor"), a Colorado corporation, and __________________________ (the "Service Provider"), a ____________________
corporation.


                                    RECITALS

     A. The Distributor serves as the distributor to a class of shares designated the "Service II Shares" of certain series of Janus Aspen Series (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act").

     B. Service Provider desires to provide certain distribution and shareholder services to certain participants ("Plan Participants") in qualified pension or retirement plans ("Plans") in connection with their investment in the Service II Shares of the series of the Trust listed on Exhibit A hereto (each a "Portfolio") and Distributor desires Service Provider to provide such services, subject to the conditions of this Agreement.

     C. Pursuant to Rule 12b-1 under the 1940 Act, the Service II Shares of each Portfolio have adopted a Distribution and Shareholder Servicing Plan (the "12b-1 Plan") which, among other things, authorizes the Distributor to enter into this Agreement with organizations such as Service Provider and to compensate such organizations out of each Portfolio's average daily net assets attributable to the Service II Shares.

     D. The parties desire that Service II Shares of the Portfolios be available as investment options for Plan Participants.

                                    AGREEMENT

     1.   SERVICES OF SERVICE PROVIDER

          (a) The Service Provider shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Plan Participants who invest in the Service II Shares of the Portfolios: delivering prospectuses, statements of additional information, shareholder reports, proxy statements and marketing materials to prospective and existing Plan Participants; providing educational materials regarding the Service II Shares; providing facilities to answer questions from prospective and existing Plan Participants about the Portfolios; receiving and answering correspondence; complying with federal and state securities laws pertaining to the sale of Service II Shares; assisting Plan Participants in completing application forms and selecting account options; and providing participant record-keeping and similar administrative services.

          (b)   The  Service   Provider  will  provide  such  office  space  and
equipment, telephone facilities, and personnel as may be reasonably necessary or beneficial in order to provide such services to Plan Participants.

          (c) All orders for Service II Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of Service II Shares of any Portfolio, including the sale of such Service II Shares to the Service Provider for the account of any Plan Participant or Participants.

          (d) Service Provider shall not make the Service II Shares available to Plan Participants except in compliance with federal and state securities law and subject to the terms of the prospectus for the Service II Shares. Service Provider shall be responsible for delivering the prospectus, statement of additional information and similar materials for the Shares to Plan Participants in accordance with and within the time frames required by applicable law.

          (e) The Service Provider will furnish to the Distributor, the Trust or their designees such information as the Distributor may reasonably request, and will otherwise cooperate with the Distributor in the preparation of reports to the Trust's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

     2. INDEMNIFICATION. The Service Provider shall indemnify Distributor, the Trust, and their affiliates, directors, trustees, employees and shareholders for any loss (including without limitation, litigation costs and expenses and attorneys' and experts' fees) directly resulting from Service Provider's negligent or willful act, omission or error, or Service Provider's breach of this Agreement. Such indemnification shall survive termination of the Agreement.

     3. APPROVAL OF INFORMATIONAL MATERIALS. No person is authorized to make any representations concerning the Trust, the Portfolios, the Service II Shares, or Distributor except those representations contained in the then-current prospectus and statement of additional information for the Service II Shares and in such printed information as Distributor or the Trust may subsequently prepare. Service Provider shall send all filings with state and federal agencies and marketing materials in which the Trust or the Portfolios are named to Distributor for review at least fifteen business days prior to its filing or general release. No such materials shall be used if Distributor reasonably objects to such use.

     4.   MAINTENANCE OF RECORDS.

          (a) Service Provider shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services herein. Upon the reasonable request of Distributor or the Trust, Service Provider shall provide Distributor, the Trust or the representative of either, copies of all such records.

          (b) Service Provider shall maintain and transmit to Distributor on at least a monthly basis information on sales, redemptions and exchanges of Service II Shares of each

Portfolio by state or jurisdiction of residence of Plan Participants and any other information requested by Distributor to enable Distributor or its affiliates to properly register or report the sale of the Service II Shares under the securities, licensing or qualification laws of the various states and jurisdictions. Such information shall be provided in a form mutually agreeable to Distributor and Service Provider.

     5. OPERATIONS OF THE PORTFOLIOS. Nothing in this Agreement shall in any way limit the authority of the Trust or Distributor to take such lawful action as either may deem appropriate or advisable in connection with all matters relating to the operation of the Portfolios and the sale of the Service II Shares. The parties acknowledge that nothing in this Agreement shall in any way preclude or prevent the Trust's Board of Trustees from taking any actions deemed necessary by such Trustees in furtherance of their fiduciary duties to the Trust and its shareholders, which, among other things, may include the refusal to sell Service II Shares of any Portfolio to any person, or to suspend or terminate the offering of the Service II Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.

     6. PROPRIETARY RIGHTS. Janus Capital Corporation ("Janus Capital") is the sole owner of the name and mark "Janus." Neither the Service Provider, nor its affiliates, employees, or agents shall, without prior written consent of Janus Capital, use the name or mark "Janus" or make representations regarding the Trust, Distributor, Janus Capital, or their affiliates, or any products or services sponsored, managed, advised, or administered by the Trust, Distributor, Janus Capital or their affiliates, except those contained in the then current prospectus and the then current printed sales literature for the Service II Shares of the Portfolios. Upon termination of this Agreement for any reason, the Service Provider shall immediately cease all use of any Janus mark.

     7.   FEES.  In  consideration  of  Service  Provider's  performance  of the services described in this Agreement, Distributor shall pay to the Service Provider a monthly fee ("Distribution Fee") calculated as follows: the average aggregate amount invested in each month in the Service II Shares of each Portfolio by Plans whose Plan Participants receive services hereunder by the Service Provider is multiplied by a pro-rata fee factor. The pro-rata fee factor is calculated by: (a) dividing the per annum factor set forth on Exhibit A for the Service II Shares of each Portfolio by the number of days in the applicable year, and (b) multiplying the result by the actual number of days in the applicable month. The average aggregate amount invested over a one-month period shall be computed by totaling the aggregate investment by Plans whose Plan Participants receive services hereunder by the Service Provider (share net asset value multiplied by total number of shares held) on each calendar day during the month and dividing by the total number of calendar days during such month.

          Distributor will calculate the fee at the end of each month and will make such reimbursement to the Service Provider. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Distributor and such other supporting data as may be reasonably requested by the Service Provider.

     8. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Service Provider represents, warrants, and covenants that:

          (a) The Service Provider will comply in all material respects with all applicable laws, rules and regulations;

          (b) The Service Provider is authorized by the Plans to enter into this Agreement;

          (c) The Service Provider is registered as a broker and dealer pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and any applicable state securities laws or is not required to be registered in order to enter into and perform the services set forth in this Agreement;

          (d) The performance of the duties and obligations and provision of services by Service Provider as described in this Agreement and the receipt of the fee provided in this Agreement will not violate federal or state banking law, the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended ("IRC"), federal or state securities laws, or any other applicable law;

          (e) The fee arrangement under this Agreement will be disclosed to a Plan fiduciary unrelated to the Service Provider, prior to the Service Provider's receipt of fees hereunder;

          (f) [SELECT ALTERNATIVE A OR B] A. [Neither the Service Provider, nor any affiliate, will be a "fiduciary" of the Plans, as such term is defined in Section 3(21) of the Employee Retirement Income Security Act f 1974, as amended ("ERISA") and Section 4975 of the IRC. Neither the Service Provider, nor any affiliate, makes any investment recommendations to any of the Plans or Plan Participants.] B. [The Service Provider will reduce the fees it charges to the Plans by an amount equal to the fees paid pursuant to this Agreement.] The receipt of the fees described in this Agreement by the Service Provider will not constitute a non-exempt "prohibited transaction," as such term is defined in
Section 406 of ERISA and Section 4975 of the IRC;

          (g) Each Plan meets the requirements for qualified plan status under one of the IRC Sections listed in Revenue Ruling 94-62 (attached as Exhibit C) and will continue to meet these requirements. Service Provider will immediately notify the Distributor if it obtains knowledge that such representation is not true;

          (h)   [Each Plan is a participant-directed plan.] IF NOT EXPLAIN

     10.  TERMINATION.

          (a) Unless sooner terminated with respect to any Portfolio, this Agreement will continue with respect to a Portfolio if only the continuance of a form of this Agreement is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Portfolio or any agreement relating to such 12b-1 Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement will automatically terminate with respect to a Portfolio in the event of its assignment (as such term is defined in the 1940
Act) with respect to such Portfolio. This Agreement may be terminated with respect to any Portfolio by the Distributor or by the Service Provider, without penalty, upon 60 days' prior written notice to the other party. This Agreement may also be terminated with respect to any Portfolio at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Portfolio or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Service II Shares of such Portfolio on 60 days' written notice.

          (c) In addition, either party may terminate this Agreement immediately if at any time it is determined by any federal or state regulatory authority that compensation to be paid under this Agreement is in violation of or inconsistent with any federal or state law.

     11.  Miscellaneous.

          (a) No modification of any provision of this Agreement will be binding unless in writing and executed by the parties. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver.

          (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however that neither this Agreement nor any rights, privileges, duties, or obligations of the parties may be assigned by either party without the written consent of the other party or as expressly contemplated by this Agreement.

          (c)   This  Agreement   shall  be  governed  by  and   interpreted  in
accordance with the laws of the State of Colorado, exclusive of conflicts of laws.

          (d) This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          (e) All notices and other communications to either Service Provider or Distributor will be duly given if mailed or faxed to the address set forth below, or to such other address as either party may provide in writing to the other party.

     If to Distributor:

     Janus Distributors, Inc.
     100 Fillmore Street
     Denver, Colorado 80206
     Attn:  General Counsel

     If to the Service Provider:






JANUS DISTRIBUTORS, INC.
                                          --------------------------------------



By:                                       By:
   ----------------------------------        -----------------------------------
 Name:  Bonnie M. Howe                     Name:
      -------------------------------           --------------------------------
 Title: Vice President                     Title:
       ------------------------------            -------------------------------

          EXHIBIT A TO DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT



         NAME OF PORTFOLIO                           FEE FACTOR*
         -----------------                           ----------

International Growth Portfolio                          0.25%
Worldwide Growth Portfolio
Global Technology Portfolio
(Service II Shares)













*Shall not exceed 0.25%